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                                                                    EXHIBIT 99.1

                                    PROXY

                            RICHFOOD HOLDINGS, INC.
                            Richmond, Virginia 23060
              PROXY VOTE AUTHORIZATION FOR RICHFOOD HOLDINGS, INC.
                        SPECIAL MEETING--AUGUST 31, 1999
          This Proxy is Solicited on behalf of the Board of Directors

The undersigned hereby appoints John E. Stokely and John C. Belknap and each of them proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of Richfood common stock held of record by the undersigned on July 27, 1999, at the special meeting of shareholders to be held at 10:00 a.m. on August 31, 1999, or any adjournment thereof.



                 (Continued and to be signed on reverse side.)


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[x] Please mark your vote as in this example.

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        The Board of Directors Unanimously Recommends a vote "FOR" the following proposal:
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1.  To consider and vote upon a proposal to approve the Agreement and Plan of
    Merger, dated as of June 9, 1999, among Richfood Holdings, Inc., SUPERVALU INC. and a wholly owned subsidiary of SUPERVALU, providing for the merger of Richfood with and into the subsidiary of SUPERVALU.

2. In their discretion, the proxies are authorized to vote upon such other business and matters as may properly come before the Special Meeting or any adjournments thereof.

    FOR [_]   AGAINST [_]   ABSTAIN [_]

This Proxy is solicited by the Board of Directors. When properly executed, it will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR the merger proposal.


Dated:
       _______________________________,1999


Signature:
             -----------------------------------

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Please sign exactly as name appears. When shares are held by joint tenants, only one of such persons need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized office. If a partnership, please sign in partnership name by authorized person.

     Please date, sign and mail your proxy card back as soon as possible!